SECOND AMENDMENT TO AFFILIATION AGREEMENT
                        AND AGREEMENT AND PLAN OF MERGER


THIS SECOND AMENDMENT TO AFFILIATION AGREEMENT AND AGREEMENT AND PLAN OF MERGER (this "Amendment") is entered into as of the 16TH day of September, 1997, by and among Omega Orthodontics, Inc., a Delaware corporation ("OMEGA " or "Surviving Entity"); Theodore G. Saydyk, Jr., D.D.S. ("Dr. Saydyk"), who is duly licensed to practice orthodontics in the state of Colorado (the "State"); and Theodore G. Saydyk, Jr., D.D.S., P.C., a Colorado professional corporation (the "Orthodontic Entity").

                                    RECITALS

         A. Omega, Dr. Saydyk and the Orthodontic Entity entered into that certain Affiliation Agreement And Agreement and Plan Of Merger dated as of the 31st day of March 1997, as amended by that First Amendment to Affiliation Agreement and Plan of Merger dated as of June 1, 1997 (as amended, the "Agreement").

         B. The parties thereto desire to amend the Agreement so as to modify the Consideration set forth in Section 2.1(b).

         Capitalized Terms used by not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged to the full satisfaction of the parties hereto, the parties hereto agree as follows:

         1. Section 2.1(b) is hereby deleted in its entirety and the following substituted in its place:

         (b) At the Effective Time, the Interests of Orthodontic Entity outstanding immediately prior to the Effective Time shall, on such date, by virtue of the Merger and upon surrender to OMEGA of the certificates therefor, duly endorsed and transferable, free and clear of any liens, encumbrances, restrictions or claims of any kind (other than those liens, encumbrances, restrictions and claims expressly disclosed to OMEGA and affirmatively accepted by OMEGA prior to the Effective Time), without any further action on the part of any holder thereof, be converted into the right to receive an aggregate consideration (the "Consideration") of:

         (i) Two Hundred Twenty Six Thousand Seven Hundred Sixteen Dollars ($226,716) in cash payable to Dr. Saydyk (the "Cash Component"); and

         (ii) Four Hundred Eighty-Eight Thousand Nine Hundred Fifty Dollars ($488,950.00) to be represented by issuance to Dr. Saydyk of shares of OMEGA common stock ("OMEGA Stock") based on a value per share equal to 100% of the IPO Price (as defined below in Section 2.3) (the "Stock Component"), which shall thereupon be issued to Dr. Saydyk, fully paid and nonassessable.

         2. All references in the Agreement to "Purchase Note" or "Note Component" are hereby deleted.

         3. Except as expressly modified, amended and supplemented in this Amendment, the terms of this Agreement remain unchanged and in full force and effect on the date hereof.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.


                                   /s/ Theodore G. Saydyk, Jr., D.D.S.
                                   -------------------------------------
                                   Theodore G. Saydyk, Jr., D.D.S.


                                   Theodore G. Saydyk, Jr. D.D.S., P.C.


                                   By: /s/ Theodore G. Saydyk, Jr. D.D.S.
                                      ----------------------------------------
                                      Theodore G. Saydyk, Jr. D.D.S.
                                      Its President
                                         --------------------------------------
                                         Duly Authorized



                                   OMEGA ORTHODONTICS, INC.

                                   By: /s/ Robert J. Schulhof
                                       ----------------------------------------
                                       Robert J. Schulhof
                                       Its President and Chief Executive Officer
                                       Duly Authorized


                                      -2-